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                                                                     Exhibit 4.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATION OF SERIES AND
                    DETERMINATION OF RIGHTS AND PREFERENCES
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                              CAIS INTERNET, INC.



     CAIS Internet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: The Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock of the Corporation is hereby amended by striking Section 5(d)(i)(D)(5) thereof and by substituting in lieu of said paragraph the following:


          "(5)  pursuant to warrants issued by the Company pursuant to (a) the
                                    Warrant Agreement, dated as of September 4,
                                    1998, among the Company, Cleartel
                                    Communications, Inc., CAIS, Inc., and ING
                                    (U.S.) Capital Corporation, Inc. (the "ING
                                    Warrant Agreement"); (b) the Series A
                                    Preferred Stock and Warrant Purchase
                                    Agreement, dated as of February 19, 1999, among the Company and the several purchasers set forth therein; (c) the Warrant to Purchase Common Stock granted to Hilton Hotels Corporation; and (d) the Common Stock Warrant, dated as of October 27, 1999, among the Company and U.S. Telesource, Inc."


     SECOND: The amendment to the Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock of the Corporation herein
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certified has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware.

     THIRD: The amendment to the Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock of the Corporation herein certified has been duly adopted by the written consent of the Series C Preferred Stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, CAIS INTERNET, INC. has caused this Certificate of
Amendment of Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock to be signed by its President this 27th day of October, 1999.

                                             CAIS INTERNET, INC.



                                             By:  /s/ William M. Caldwell, IV
                                                  ---------------------------
                                                  William M. Caldwell, IV
                                                  President







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